Exhibit 99.1

Blount Enters into Agreement to be Acquired by American Securities and P2 Capital Partners

Shareholders to Receive $10.00 per Share in Cash, 86% Premium to December 9 Closing Price

PORTLAND, OR and NEW YORK, NY – December 10, 2015 – Blount International, Inc. (NYSE: BLT) (“Blount” or the “Company”) today announced that it has entered into a definitive agreement to be acquired by affiliates of American Securities LLC (“American Securities”) and P2 Capital Partners, LLC (“P2 Capital Partners”) in an all-cash transaction valued at approximately $855 million, including the assumption of debt. Blount is a global manufacturer and marketer of replacement parts, equipment, and accessories for consumers and professionals operating in three market segments: Forestry, Lawn, and Garden (“FLAG”); Farm, Ranch, and Agriculture (“FRAG”); and Concrete Cutting and Finishing (“CCF”).

Under the terms of the proposed transaction, Blount shareholders will receive $10.00 in cash for each share of Blount common stock they hold. This represents a premium of 86% to the Company’s closing stock price on December 9, 2015, the last trading day before the announcement of the proposed transaction. The independent members of Blount’s Board of Directors unanimously approved the proposed transaction based upon the unanimous recommendation of a Special Committee, which was comprised of independent directors and advised by its own financial and legal advisors. The Special Committee and the independent members of the Board each recommended that the Company’s shareholders adopt the merger agreement.

The merger agreement includes a 50-day “go-shop” period which runs through January 28, 2016 and is designed to maximize value for Blount shareholders. During this period, the Special Committee, with the assistance of its and the Company’s financial and legal advisors, will actively solicit alternative proposals to acquire Blount. There can be no assurances that this process will result in a superior proposal. Blount and the Special Committee do not intend to disclose developments with respect to the solicitation process until the Special Committee and the Board have made a decision.

“The proposed transaction will deliver immediate value to Blount’s shareholders and we expect it will also provide us with additional flexibility to execute our strategic plan as we continue to navigate the macroeconomic challenges facing our industry,” said Josh Collins, Blount’s Chairman and CEO. “American Securities and P2 Capital Partners each have excellent track records of investing in outstanding businesses for the long-term.”

“Blount is a strong fit for our strategy of partnering with market-leading companies,” said Loren Easton, Managing Director at American Securities. “We are excited about working with Blount’s management team to expand the Company’s position in its core FLAG and FRAG markets, and plan to leverage our expertise investing in the industrial manufacturing sector to accelerate Blount’s long-term growth.”

“This transaction will enable us to partner with Blount’s proven management team and talented employees to help drive the next wave of product innovation and leadership that has defined Blount for nearly 70 years,” said Josh Paulson, Partner at P2 Capital Partners. “We are committed long-term investors, having been a Blount shareholder for several years, and look forward to working closely with Blount as a private company to help it take full advantage of the opportunities that lie ahead.”

Blount expects to maintain its corporate headquarters in Portland, Oregon and its existing global distribution and sales footprints.

In addition to equity funds managed by American Securities and P2 Capital Partners, it is anticipated that Josh Collins, Chairman and Chief Executive Officer of Blount, and David Willmott, President and Chief Operating Officer of Blount, will invest all of their net proceeds from the transaction in Blount. Blount, American Securities and P2 Capital Partners have also secured committed debt financing from Barclays Bank and KeyBanc Capital Markets.

The proposed transaction is expected to close in the first half of 2016, subject to the approval by Blount’s shareholders and regulatory authorities, the satisfaction or waiver of customary closing conditions and Blount’s ability to terminate the merger agreement to accept a superior proposal.

P2 Capital Partners and certain of its affiliates, which collectively own approximately 14.9% of Blount’s outstanding shares, have entered into an agreement with the Company to vote their shares in accordance with the recommendation of the Company’s Board of Directors with respect to the proposed transaction. If the Company accepts a superior proposal, P2 Capital Partners has agreed to vote all of their shares in favor of an all-cash superior proposal and to vote their shares for or against other superior proposals in the same proportion as the Company’s shareholders excluding American Securities, P2 Capital Partners, members of the Company’s management or Board of Directors, or any of their respective affiliates.

The merger agreement provides that Blount will pay a termination fee of approximately $7.3 million if the merger agreement is terminated in connection with a superior proposal that arose during the “go-shop” period and a termination fee of approximately $14.7 million if the merger agreement is terminated in connection with a superior proposal that arose following the “go-shop” period.

Goldman, Sachs & Co. is acting as financial advisor to Blount and Cravath, Swaine & Moore LLP is acting as its legal advisor. Greenhill & Co. is acting as financial advisor to the Special Committee and Davis Polk & Wardwell LLP is acting as its legal advisor. Debevoise & Plimpton LLP is acting as legal advisor to American Securities and P2 Capital Partners.

Blount will file a current report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) containing a summary of terms and conditions of the proposed transaction.

About Blount
Blount is a global manufacturer and marketer of replacement parts, equipment, and accessories for consumers and professionals operating primarily in two market segments: Forestry, Lawn, and Garden (“FLAG”); and Farm, Ranch, and Agriculture (“FRAG”). Blount also sells products in the construction markets and is the market leader in manufacturing saw chain and guide bars for chain saws.  Blount has a global manufacturing and distribution footprint and sells its products in more than 115 countries around the world.  Blount markets its products primarily under the OREGON®, Carlton®, Woods®, TISCO, SpeeCo®, ICS® and Pentruder® brands. For more information about Blount, please visit our website at http://www.blount.com.

About American Securities
American Securities is a leading U.S. private equity firm with approximately $15 billion under management. Based in New York with an office in Shanghai, American Securities invests in market-leading North American companies with annual revenues generally ranging from $200 million to $2 billion and/or EBITDA of $50 million to $200 million. For more information, please visit http://www.american-securities.com.

About P2 Capital Partners
P2 Capital Partners is a New York-based investment firm that applies a private equity approach to investing in the public market. P2 manages a concentrated portfolio of significant ownership stakes in high quality public companies in which it is an active shareholder focused on creating long-term value in partnership with management. The firm will also lead private equity transactions within its public portfolio. P2’s limited partners include leading public pension funds, corporate pension funds, endowments, foundations, insurance companies, and high net worth investors.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
“Forward looking statements” in this release, including without limitation statements regarding the proposed transaction, the expected timetable for completing the proposed transaction, Blount’s “outlook,” “expectations,” “beliefs,” “plans,” “indications,” “estimates,” “anticipations,” “guidance” and their variants, as defined by the Private Securities Litigation Reform Act of 1995, are based upon available information and upon assumptions that Blount believes are reasonable; however, these forward looking statements involve certain risks and should not be considered indicative of actual results that Blount may achieve in the future. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, in particular, among other things, the ability to consummate the proposed transaction in the time frame expected by the parties or at all; any conditions imposed on the parties in connection with the consummation of the proposed transactions; the ability to obtain requisite regulatory approvals on the proposed terms and schedule; the ability to obtain Blount shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; and the other factors and financial, operational and legal risks or uncertainties described in Blount’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Blount’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Blount disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

IMPORTANT ADDITIONAL INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Blount by American Securities LLC and P2 Capital Partners, LLC.  In connection with the proposed acquisition, Blount plans to file relevant materials with the SEC, including Blount’s Proxy Statement in preliminary and definitive form.  Before making any voting decision, Blount shareholders are urged to read all relevant documents filed with the SEC, including Blount’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction.  Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Blount on the Investor Relations Page of its corporate website at http://www.blount.com, or by directing a request to Blount International, Inc., Investor Relations, 4909 SE International Way, Portland, Oregon 97222.

PARTICIPANTS IN SOLICITATION
Blount and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Blount shareholders with respect to the proposed transaction.  Information about Blount’s directors and executive officers is set forth in Blount’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2015. Information concerning the interests of Blount’s participants in the solicitation, which may, in some cases, be different than those of Blount’s shareholders generally, is set forth in the materials filed by Blount with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available. Investors should read such materials carefully before making any voting or investment decision.

Contacts

For Blount International:
David Dugan
503.653.4692

Sard Verbinnen & Co
Ron Low or Bob Rendine
415.618.8750 or 212.687.8080

For American Securities:
Caroline Harris-Gibson or Andrew McGloin
Prosek Partners
212.279.3115 x222 / 211
cgibson@prosek.com or amcgloin@prosek.com

For P2 Capital Partners:
Josh Paulson or Jonathan Gasthalter
212.508.5507 or 212.687.8080